Exhibit 99(a)(1)(iv)

NOTICE OF GUARANTEED DELIVERY
FOR TENDER OF SHARES OF BENEFICIAL INTEREST OF

BANCROFT FUND LTD.

          Reference is made to that certain Offer to Purchase dated January 31, 2008 (the “Offer to Purchase”) published by Bancroft Fund Ltd. (the “Fund”). Capitalized terms used but not defined in this Notice of Guaranteed Delivery shall have the respective meanings given to them in the Offer to Purchase.

          This form, or one substantially equivalent hereto, must be used to accept the Offer if a shareholder’s certificates for Fund Shares are not immediately available or time will not permit the Letter of Transmittal and other required documents to be delivered to the Depositary on or before the Expiration of the Offer. This form may be delivered by hand or overnight courier or transmitted by facsimile transmission or mail to the Depositary at the appropriate address set forth below and must be received by the Depositary before the Expiration of the Offer. See “Section 4. Procedures for Tendering Shares for Purchase” of the Offer to Purchase.

The Depositary for the Offer is:

American Stock Transfer & Trust Company

By First Class Mail:	Overnight Courier:	By Hand:

Operations Center	59 Maiden Lane	59 Maiden Lane
6201 15th Avenue	Concourse Level	Concourse Level
Brooklyn, NY 11219	New York, NY 10038	New York, NY 10038
Attention:	Attention: Reorganization Department	Attention:
Reorganization		Reorganization
Department		Department
By Facsimile:
(718) 234-5001

Confirm Facsimile Transmission:
(877) 248-6417 or (718) 921-8317

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS
OTHER THAN ONE OF THOSE SHOWN ABOVE DOES NOT
CONSTITUTE A VALID DELIVERY

GUARANTEE

          The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch, or agency in the United States, hereby (a) guarantees to deliver to the Depositary certificates representing the Fund Shares tendered hereby, in proper form for transfer (or to tender shares pursuant to the procedure for book-entry transfer) into the Depositary’s account at The Depository Trust Company, together with (i) a properly completed and duly executed Letter of Transmittal with any required signature guarantees and (ii) other required documents, within two business days after the Expiration of the Offer, and (b) represents that such tender of Fund Shares complies with Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended.

Name of Firm:

(Please Print)

Authorized Signature:

Name:

(Please Print)

Title:

Address:

(Include Zip Code)

Area Code and Telephone Number:

Dated:

DO NOT SEND FUND SHARE CERTIFICATES WITH THIS FORM.
YOUR FUND SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF
TRANSMITTAL.

Bancroft Fund Ltd.
c/o American Stock Transfer & Trust Company
6201 15th Avenue
Brooklyn, NY 11219

Ladies and Gentlemen:

          Reference is made to that certain Offer to Purchase dated January 31, 2008 (the “Offer to Purchase”) published by Bancroft Fund Ltd. (the “Fund”). Capitalized terms used but not defined in this Notice of Guaranteed Delivery shall have the respective meanings given to them in the Offer to Purchase.

          The undersigned hereby tenders to the Fund, on the terms and subject to the conditions set forth in its Offer to Purchase and the related Letter of Transmittal, receipt of which are hereby acknowledged, the number of Fund Shares specified below pursuant to the guaranteed delivery procedures set forth in “Section 4. Procedures for Tendering Shares for Purchase” of the Offer to Purchase.

Certificate Nos. (if available):	Name(s) of Record Holder(s):

If Shares will be tendered by book-entry transfer to The Depository Trust Company, please check box: ☐	Address:

The Depository Trust Company Account Number:	Area Code and Telephone Number:

Taxpayer Identification (Social Security) Number:

          The undersigned also tenders all uncertificated Fund Shares that may be held in the name(s) of the registered holder(s) by the Fund’s transfer agent pursuant to the Fund’s Automatic Dividend Reinvestment Plan:

☐ Yes          ☐ No

          (Note: If neither of these boxes is checked, any such uncertificated Fund Shares will NOT be tendered.)

Dated:

Signature

          YOU MUST PROVIDE THE INFORMATION REQUESTED ABOVE. FAILURE TO FURNISH THE INFORMATION REQUESTED REGARDING ACCOUNT INFORMATION WILL RESULT IN AN INCOMPLETE PURCHASE REQUEST WHICH WILL MEAN THE FUND CANNOT PURCHASE YOUR FUND SHARES.